Exhibit 10.16

                                    SUBLEASE

THIS AGREEMENT made this 12 day of /s/ , 2002 by and between Blau Marketing Technologies, Inc., a Delaware corporation having offices at 350 Hudson Street, New York, New York 10014 ("Sublandlord") and Maxmillian Partners LLC, a limited liability company having offices at 191 Post Road West, Westport CT 06880 ("Subtenant").

                                   WITNESSETH

WHEREAS, Sublandlord leases 21,016 rentable square feet known as Suite 1.00 ("Sublandlord Premises") of the building known as 372 Danbury Road ("Building"), in Wilton, Connecticut pursuant to a lease dated May 19, 1999 ("Prime Lease") between 372 Wilton Associates LLC ("Prime Landlord") and Blau Marketing Technologies, Inc., a subsidiary of Circle.com LLC., predecessor in interest to Sublandlord, as tenant, for a term which expires on September 30, 2009.

WHEREAS, Subtenant desires to sublease a portion of the Sublandlord Premises from Sublandlord and Sublandlord has agreed to sublease a portion of the Sublandlord Premises to Subtenant upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants contained herein, the parties hereto covenant and agree as follows:

                            ARTICLE 1 - DEFINITIONS

1.01 Except as expressly provided herein, all the terms used herein shall have the respective meanings set forth in the Prime Lease.

                              ARTICLE 2 - PREMISES

2.01 Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord Suite 187 consisting of approximately 2,739 rentable square feet of the Sublandlord Premises ("Premises"), together with the partitions therein for a term ("Term") commencing upon the date ("Commencement Date") which is the later to occur of:

      (a)   August 21, 2002, and

      (b) the date on which the Prime Landlord consents to this Sublease and continuing until September 29, 2009 unless sooner terminated in accordance with the provisions hereof.

2.02 Upon the termination of this Sublease, Subtenant shall surrender possession of the Premises in the condition required pursuant to the provisions of the Prime Lease including the provisions of Sections 22 and 51. Subtenant shall remove all Subtenant's trade fixtures, furniture, equipment and other personal property prior to the expiration of the Term, and deliver the Premises in good repair and condition subject to reasonable wear and tear.
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                                ARTICLE 3 - RENT

3.01 Commencing on the date which is the sixtieth (60th) clay following the Commencement Date ("Rent Commencement Date") Subtenant shall pay to Sublandlord at the address set forth above (or at such other address as Sublandlord may, from time to time, designate by written notice to Subtenant), base rental ("Base Rent") at the rate of forty nine thousand nine hundred eighty six and 75/100 dollars ($49,986.75) per annum (further defined as $16.50 base rent per square foot and $1.75 per square foot for electricity), which shall be payable in equal monthly installments of four thousand one hundred sixty five and 56/100 dollars ($4,165.56). Provided this Sublease is still in full force and effect, and Subtenant is not in default of its obligations pursuant to this Sublease beyond the applicable period for notice and cure, Subtenant shall not be obligated to pay Base Rent for the final month of the term.

3.02 All monthly installments of Base Rent shall be payable in advance on the first day of each calendar month. Payment of the Base Rent for the first month of this Sublease shall be payable upon Subtenant's execution of the Sublease. Should the payment of the first month of Base Rent or the Security Deposit (as hereinafter defined) be dishonored, this Sublease shall be null and void.

3.03 If the Rent Commencement Date is on a date which is not the first day of the calendar month, the monthly installment of the Base Rent shall be prorated according to the number of the days remaining in the month during which this Sublease shall have been in full force and effect divided by the actual number of days in that month. Similarly, if the Term shall end on a date which is not the last day of the calendar month, the monthly installment of Base Rent shall be prorated according to the number of the days in the month during which this Sublease shall have been in full force and effect divided by the actual number of days in that month.

                          ARTICLE 4 - OPTION TO CANCEL

4.01 Subtenant shall have the option to cancel this Sublease by giving notice to the other no later than July 31, 2006. In the event Subtenant elects to terminate this Sublease and gives notice in accordance with the terms of this Sublease, this Sublease shall terminate on July 31, 2007 with the same force and effect as if such date were set forth as the natural expiration of this Sublease. Time shall be of the essence in the exercise of the option set forth in this Article 4.

                              ARTICLE 5 - SUBLEASE

5.01 Subtenant shall not assign this Sublease nor sublet the Premises without the prior written consent of Sublandlord and Prime Landlord. Sublandlord will not unreasonably withhold, delay or condition its consent provided the Prime Landlord has consented to such assignment or sublease. Subtenant agrees to comply with all the provisions of the Prime Lease with respect to any such sublease or assignment.


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5.02     Except as otherwise expressly provided herein, Subtenant shall pay for all reasonable fees, costs and expenses payable to the Prime Landlord in connection with this Sublease or any sublease or assignment by Subtenant.

                 ARTICLE 6 - ASSUMPTION OF CERTAIN TERMS OF THE
                   PRIME SUBLEASE AND PRIME LEASE BY SUBTENANT

6.01 It is specifically understood that this is a Sublease which is subject and subordinate to all of the terms, covenants and conditions of the Prime Lease. A copy of the Prime Lease is attached hereto as Exhibit "A".

6.02 To the extent not inconsistent with the agreements and understandings expressed or implied in this Sublease or applicable to the original parties pursuant to the Prime Lease (including, without limitation, the default provisions therein), the terms, provisions, covenants and conditions of the Prime Lease are hereby incorporated into this Sublease by reference with the following understandings:

      (a) The "Landlord" as used in the Prime Lease shall refer to each of the Sublandlord and the Prime Landlord and their respective successors and assigns (or if the context requires, all of the Sublandlord and the Prime Landlord); and the term "Tenant" as used in the Prime Lease shall refer to the Subtenant hereunder, its permitted successors and assigns.

      (b) Sublandlord agrees to use reasonable efforts to cause the Prime Landlord to fulfill its obligations under the Prime Lease to furnish services to the Premises and Building, to repair the same or to perform any other acts to make available any other services of whatever kind and nature (including, without limitation, the furnishing of heat, electricity, air conditioning and cleaning), however nothing contained herein shall obligate Sublandlord to furnish such services itself.

      (c) All consents required under the Prime Lease for acts by the tenant thereunder must be obtained by Subtenant as a condition to any such acts on its part. Any and all consents of Sublandlord shall not be unreasonably withheld, delayed or conditioned, except as otherwise expressly provided herein. Sublandlord will cooperate with Subtenant's activities in dealing with Prime Landlord, to obtain any such consents.

6.03 It is expressly understood and agreed by and between the Sublandlord and Subtenant that Subtenant agrees to abide by all the terms and conditions of the Prime Lease and shall be entitled to all of the benefits under the Prime Lease as they relate to the Premises, provided, however, the following provisions of the Prime Lease are expressly excluded from (and not incorporated by reference or otherwise) this Sublease: the second and third sentences of Section 40, Sections 41(c), 41(d), 42A, 42B, 46(b), 49, 63, 64, 65, 66, and 68, the
         4th sentence of Section 78 and Sections 82, 83, 84, 85, 86 and 87.

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6.04     Whenever in the Prime Lease a time is specified for the giving of any notice or the making of any demand by the tenant thereunder, such time is hereby changed (for the purpose of the Sublease only) by adding two
         (2) days thereto, and whenever in the Prime Lease a time is specified for the giving of any notice or the making of any demand by the Prime Landlord, such time is hereby changed (for the purpose of this Sublease only) by subtracting two (2) days therefrom. It is the purpose and intent of the foregoing provision to provide the Sublandlord with time within which to transmit to the Prime Landlord any notices or demands received from Subtenant and to transmit to the Subtenant any notices or demands received from the Prime Landlord.

6.05 Sublandlord hereby warrants and represents that (a) the Prime Lease is in full force and effect and (b) the Sublandlord is not in default thereunder.

6.06 The Subtenant agrees that in any case where the provisions of this Sublease require the consent or approval of the Sublandlord prior to the taking of any action, it shall be a condition precedent to the taking of such action that the prior consent or approval of the Sublandlord and Prime Landlord shall have been obtained if the consent of the Landlord must be obtained under the Prime Lease in such cases. The Sublandlord agrees to promptly transmit Subtenant's requests for such consent or approval to the Prime Landlord and shall cooperate with Subtenant's efforts to have any discontinued or defaulted services resumed.

                       ARTICLE 7 - CONDITION OF PREMISES

7.01 Subtenant hereby agrees to sublet the Premises in their "as is" condition, it being understood that Sublandlord has not agreed to perform any work or alter or improve the Premises in any respect, provided, however, Sublandlord shall at Sublandlord's sole cost and expense remove any removable partitions which Subtenant advises Sublandlord Subtenant wants to be removed. Subtenant shall notify Sublandlord of the partitions Subtenant desires Sublandlord to remove within ten (10) days of the date Subtenant signs this Sublease. Sublandlord has not made any guaranties or representations with respect to the Premises or the Building, except as expressly set forth herein.

7.02 If Subtenant desires to make any alterations or improvements to the Premises, Subtenant shall be required to obtain Sublandlord's approval thereof in addition to securing the Prime Landlord's approval as required by the Prime Lease.

7.03     Other property included is referenced on the attachment, Exhibit A

                          ARTICLE 8 - INDEMNIFICATION

8.01 Sublandlord hereby covenants and agrees to indemnify, defend and hold Subtenant, its successors and assigns harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including without limitation, reasonable attorneys' fees) based upon, arising out of or incurred on account of (a) any violation, caused, suffered or permitted by Sublandlord, its agents, servants, employees or their respective successors or assigns of any of the terms, covenants or conditions of the Prime Lease or this Sublease; or (b) a breach of any of the representations or warranties made by Sublandlord to Subtenant in this Sublease.

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

8.02 Subtenant hereby covenants and agrees to indemnify, defend and hold Sublandlord, its successors and assigns harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including without limitation, reasonable attorneys fees) based upon, arising out of or incurred on account of (a) any violation, caused, suffered or permitted by Subtenant, its agents, servants, employees or their respective successors or assigns, of any of the terms, covenants or conditions, of the Prime Lease or this Sublease; (b) any damage or injury to persons or property in connection with the use or occupation of the Premises by Subtenant; or (c) the payment of any transfer, sales, use or other taxes which may be payable with respect to this Sublease or the Furniture.

8.03 The provisions of this Article VIII and of Article IX shall survive the expiration or sooner termination of this Sublease.

8.04 If Subtenant shall fail to perform any of the terms, provisions, covenants or conditions of this Sublease on its part to be performed, which failure constitutes a default under the Prime Lease then Sublandlord may, but shall not be obligated to, after 10 days notice, perform any such term, provision, covenant or condition on Subtenant's behalf and the full cost and expense therefor shall immediately be due and owing by Subtenant to Sublandlord, together with interest thereon at the lesser of the rate of two points above

8.05 the rate quoted by Citibank N.A. as its prime rate from the date of such default to the date of payment by Subtenant, or the maximum interest rate allowed by law. The option given to Sublandlord herein is for the sole protection of Sublandlord and shall in no event release Subtenant from its obligations to perform the terms, obligations, covenants and provisions on its part to be performed hereunder or to deprive Sublandlord of any legal rights or remedies which it may have by reason of the default.

                             ARTICLE 9 - BROKERAGE

9.01 Sublandlord and Subtenant each represent and warrant to the other that no leasing agent or broker has been involved with this Sublease and that this Sublease was not brought about or procured through the use, negotiation and/or instrumentality of any other agent or broker other than Barbara's Realty, Inc. (collectively, "Broker"). Each of Sublandlord and Subtenant covenant and agrees to indemnify and hold the other harmless from and against any and all claims for commissions and other compensation made by any other agent or agents and/or any other broker or brokers based on any dealings between the indemnifying party and any other agent or agents and/or any broker or brokers, together with all costs and expenses incurred in resisting such claims (including, without limitation, reasonable attorneys fees). Sublandlord will pay the Broker any fees or commissions which may be payable to Broker with respect to this Sublease pursuant to a separate written agreement.

                          ARTICLE 10 - QUIET ENJOYMENT

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

10.01 Sublandlord agrees that Subtenant upon paying the rent and all other sums and charges as herein provided and observing and keeping the covenants, agreements and conditions of this Sublease on its part to be observed and kept, Subtenant shall have quiet enjoyment of the Premises during the Term, subject to the terms and provisions of the Prime Lease.

                              ARTICLE 11 - CONSENT

11.01 This Sublease is conditional on the prior written approval of the Prime Landlord and shall be void and of no force and effect unless and until the Prime Landlord gives such consent. Sublandlord shall use diligent efforts to obtain the Prime Landlord's consent.

                         ARTICLE 12 - SECURITY DEPOSIT

12.01 Subtenant has deposited the sum of twenty four thousand nine hundred ninety three and 36/100 ($24,993.36) ("Security Deposit") as security for the full and faithful performance of all the terms, covenants and conditions of this Sublease. The Security Deposit will be held in a separate escrow account but may be applied by Sublandlord to cure any default of Subtenant under this Sublease, and upon notice by Sublandlord of such application, Subtenant shall replenish the Security Deposit in full by paying to Sublandlord within five (5) days of demand the amount so applied. The Security Deposit shall not be deemed an advance payment of rent, nor a measure of damages for any default by Subtenant under this Sublease, nor shall it be a bar or defense (except to the extent actually applied by Sublandlord to amounts due from Subtenant hereunder) of any action which Sublandlord may at the time commence against Subtenant. In the absence of evidence satisfactory to Sublandlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Sublandlord may return the Security Deposit to the original Subtenant, regardless of one or more assignments of this Sublease. Upon the transfer Sublandlord's interest under this Sublease, Sublandlord's obligation to Subtenant with respect to the Security Deposit shall terminate upon assumption of such obligation by the transferee.

12.02 If Subtenant shall fully and faithfully comply with all the terms, provisions and conditions of the Sublease, Subtenant may reduce the Security Deposit as of the date which is eighteen (18) months after the Commencement Date to the sum of twelve thousand four hundred ninety six and 68/100 dollars ($12,496.68) and from and after such date, the Security Deposit shall be such reduced amount. In the event Subtenant is entitled to reduce the amount of the Security Deposit in accordance with this Section 12.02, Sublandlord shall refund the difference between the original Security Deposit and reduced Security Deposit permitted hereunder within thirty (30) days of the eighteen (18) month anniversary of the Commencement Date. If Subtenant shall not have fully and faithfully complied with all the terms, provisions and conditions of this Sublease, Subtenant shall have no right to reduce the amount of the Security Deposit, and in such event, Sublandlord shall continue to hold the Security Deposit required pursuant to the provisions of
         Section 12.01.

12.03 If any default shall occur, Sublandlord may apply the whole or any part of the Security Deposit for payment and apply the whole or any part of the proceeds thereof, (i) toward the payment of any rent as to which Subtenant is in default, (ii) toward any sum which Sublandlord may expend or be required to expend by reason of Subtenant's default in

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

         respect of any of the terms, covenants and conditions of this Sublease, including, without limitation, any damage, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Sublandlord, and (iii) toward any damage or deficiency incurred or suffered by Sublandlord in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Sublandlord. If Sublandlord applies or retains any part of the proceeds of the Security Deposit, Subtenant, upon demand, shall deposit with Sublandlord the amount so applied or retained so that Sublandlord shall have the full deposit on hand at all times during the Term. The failure of Subtenant to deposit an additional amount of cash shall be deemed a material default under this Sublease. If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security Deposit shall be returned to Subtenant after the Expiration Date and after delivery of possession of the Premises to Sublandlord in the condition required by this Sublease. Subtenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

12.04 If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Sublease, including the payment of all Base Rent and additional rent, the Security Deposit, or any balance thereof, shall be returned to Subtenant within thirty (30) days after the following:

      (a)   the expiration of the term of this Sublease,

      (b) the removal of Subtenant and its property from the Premises in accordance with the terms of this Sublease and Prime Lease; and

      (c) the surrender of the Sublet Premises in the condition and repair existing as of the Commencement Date, subject to reasonable wear and tear and in accordance with the terms of the Sublease and the Prime Lease.

                         ARTICLE 13 - ENTIRE AGREEMENT

13.01 This Sublease (including the Exhibits annexed hereto, which are expressly made a part hereof as though fully set forth herein) contains the entire agreement between the parties with respect thereto. This Sublease may not be modified, changed or supplemented, nor may any obligations hereunder be deemed waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto, except that the rights of each of the Prime Landlord with respect to the Premises are intended to be preserved.

                            ARTICLE 14 - ATTORNMENT

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14.01    This Sublease shall, at the option of the Prime Landlord or any successor Prime Landlord or lessor under any Superior Lease as hereinafter defined, remain in full force and effect and the subtenant/assignee hereunder shall attorn to and recognize Prime Landlord or successor Prime Landlord as owner and landlord hereunder and shall promptly upon such party's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition, provided that; (1) in any type of attornment or "Subject To" clause in any foreclosure, Subtenant will not be made a party defendant to the foreclosure, nor shall Subtenant's possession of the Premises or of any other rights under the Lease or Sublease in this respect, be disturbed by reason of any foreclosure, as long as there is no default by the Subtenant under the Sublease beyond any applicable grace periods providing for the curing of such defaults, and (2) Sublandlord has first secured for Subtenant's benefit a Subordination, Non Disturbance and Attornment Agreement("SNDA") that is reasonably acceptable to Prime Landlord's/Sublandlord's lender and Subtenant, which SNDA shall be executed by and among Landlord's/Sublandlord's lender, Landlord/Sublandlord and Subtenant. The subtenant/assignee hereunder hereby waives all rights under any present or future laws or otherwise to elect, by reason of the termination of the Tenant's Lease, any underlying Lease or any Superior Lease, to terminate this sublease/assignment or surrender possession of the premises demised hereby.

                              ARTICLE 15 - NOTICE

15.01 All notices, requests or demands permitted or required to be given by the terms of this Sublease or by the Prime Lease shall be given by (a) a courier service addressed to such party, (b) by personal delivery return receipt requested, or (c) mailed by certified mail, return receipt requested fully prepaid and addressed to the party for whom it is intended; if to the Sublandlord at the address above written;
         Attention: Chief Financial Officer, with a copy to Euro RSCG Worldwide, Inc., 350 Hudson Street, New York, New York 10014, Attention: General Counsel, and if to the Subtenant, to the address above mentioned
         Attention: Chief Financial Officer or to such other address as may be designated by the respective parties by like notice. Such notice shall be deemed received upon delivery or refusal of delivery by the party upon whom notice is given.


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

IN WITNESS WHEREOF, Sublandlord and Subtenant have respectively signed and seals this Sublease as of the day and year first above written.

                                      BEAU MARKETING TECHNOLOGIES, INC.


                                      By: /s/
                                          ---------------------------




                                      MAXMILLIAN PARTNERS, LLC


                                      By: /s/         8-12-02
                                          --------------------------
                                               Patrick Kenney - CEO


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

                                    Addendum

Inventory of furniture included in sublease agreement:

1. Conference room
      o     6 chairs, green/blue fabric
      o     I oval wood conference table

2. Kitchen
      o     GE Space Saver II Microwave oven S/n VV097452B
      o     GE Mini Fridge S/N VV102102

3.       Workstations
      o     (9) Herman Miller Ethospace Workstations 8x8, with 9 white boards
      o     NO CHAIRS with Workstations

4.       Offices
      o (5) Sets of Geiger Office Furniture, complete with credenza and overhead cabinets
      o     (6) Gray back upholstered arm chairs
      o (4) Guest Office chairs, wooden arms, with small green square patterns
      o     (3) Metal book cases

5.       Phone/Wiring Closet
      o     Telco Bix Block ( contains all phone cables to office area)
      o     data Patch panel 72 ports

There were also 5 or 6 small garbage baskets